Exhibit 10.4

CONSULTING AGREEMENT This Consulting Agreement (the "Agreement") dated as of June 1 , 2022 , (the "Effective Date"), is by and between Tech Associates Inc . , (the "Consultant") with an address for mailing purposes at 460 Brannan Street, Suite 78064 , San Francisco, CA 94107 and Rafex Pty, Ltd . and Sakha Enterprises Corp . ("the Client") with an address for mailing purposes of 168 Stirling Highway, Nedlands, WA, Australia 6009 . RECITALS A. Th . e Client desires to retain the Consultant for the purpose of·providing consulting and assisting with maintaining compliance over its publicly - traded entity, Sakha Enterprises Corp . (SAKH) principally controlled by Rafex Pty, Ltd . , to coordinate and provide support to its legal counsel as necessary . B. The Consultant desires to provide the services under this Agreement and represents that it is qualified to perform such services . All work performed is being performed on a "best efforts'' basis and that no guarantees or warranties a . re given or expressed within this Agreement . NOW, THEREFORE, in consideration for the mutual promises, covenants and agreements hereinafter set forth, the parties agree as follows : 1. Retention of the Consultant . Subject to the terms and conditions set forth in this Agreement, the Client hereby retains the Consultant to perform the services set forth in this Agreement, and the Consultant accepts this retention on the terms and conditions set forth in this Agreement . 2. Term . The term of this Agreement shall commence on the Effective Date and continue for a period of 12 months, with an automatic extension to revert to a month to month engagement . If the work expands or changes materially, the Consultant has the right to amend this Agreement in writing to reflect the new work and rate accordingly . If either party wishes to terminate this Agreement, it has the right to do so at anytime . 3. Scope of Work . As described above within recitals A & B, the services to be performed by the Consultant under this Agreement (the "Work") shall consi � t of providing consulting and assisting with maintaining compliance over its publicly - traded entity, Sakha • Enterprises Corp . (SAKH) and to coordinate efforts and provide support to its legal, accounting teams as necessary . Consulting in the context of this Agreement shall mean the following : Reviewing the Client's documentation, assisting with the decision making process to benefit the advancement of the Client's objectives, troubleshooting issues with respect to any problems that may arise from the day to day ongoing operations of maintaining the Client's objectives . The Consultant shall rely on all materials provided by the Client to perform the work . If the Client refuses or fails to pay for certain or all expenses related to the work to be performed, the Consultant's work performance would be impaired and the Consultant is not responsible for the non - performance of this Agreement . The Consultant is acting only as a Consultant, and is not a licensed securities broker or dealer, or a licensed attorney 1 and shall have no authority to perform any act which would require the Consultant to become licensed as a securities broker or dealer under applicable state or federal law, nor will the Consultant receive any compensation from the performance of any financings from investors, or broker-dealers; the Consultant has not engaged, and shall not engage in any actions requiring registration as a securities broker or dealer under any applicable federal, state or foreign laws.

4. Compensation, Payment and Timing. The Compensation is $5,020 (Five Thousand Twenty Dollars) per month, paid by the 4th day of each month. Payment shall be provided by bank deposit or wire transfer. All payments will be deemed earned when paid and are non-refundable.

The Client shall be billed separate invoices for accounting outside of this Agreement. Fees for accounting will be billed and to be paid separate from this Agreement by the Client.

5. Independent Contractor. The Consultant agrees to perform his services hereunder as an independent contractor and not as an employee of the Client, its subsidiaries or affiliates. The Consultant is not granted any right or authority or responsibility, expressed, implied or apparent, on behalf of, or in the name of the Client to bind, or act on behalf or, the Client.

6. Non-Circumvent. Both parties agree not to circumvent each other in this Agreement in any part.

7. Modifications. No amendment or modification to this Agreement shall be effective unless made in writing.

8. Assignment. This Agreement and all of the Consultant's rights, duties and obligations under this Agreement are personal in nature and shall not be subcontracted, assigned, delegated or otherwise disposed of by the Consultant without prior written consent of the Client.

9. Notice. All notices required under this Agreement shall be deemed given when sent by overnight courier or registered or certified mail, or when sent by telecopy, telegraph or other graphic, electronic means and confirmed by overnight courier or registered or certified mail addressed to the address set forth in the preamble to this Agreement. Either party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other party.

10. Indemnification. The Client agree to defend, indemnify and hold harmless the Consultant and shall reimburse the Consultant for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of: (a) Any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, undertaking, agreement or other obligation by or of the Client contained herein; (b) Any acts and omissions of the Client.

11. Governing Law; Exclusive Jurisdiction. This Agreement will be governed by and construed in accordance with the law of the State of California as applicable to contracts made and to be performed in the State of California, without regard to conflicts of laws principles. The Parties hereby submit to the exclusive jurisdiction of any dispute through

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3 private arbitration using the procedure set forth herein . In the event of a dispute, the Parties subject to the dispute will agree to a thirty - day tolling period in order to cooperate in good faith in choosing a mutually agreeable private arbitrator with the costs to be split between the Parties in the dispute unless otherwise ordered by the private arbitrator . The private arbitrator is to use those rules administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules . In the event the Parties in the dispute cannot reach an agreement on a private arbitrator during the thirty - day period, each party to the dispute shall pick an arbitrator within fourteen . days, and the arbitrators chosen by each party, shall have thirty days to pick the final private arbitrator . The final private arbitrator shall be the dispositive choice by the Parties to the dispute . Such private arbitration proceedings shall take place in the City and County of San Francisco, State of California . Judgment on the award rendered in any award rendered in such private arbitration may be entered in any court having jurisdiction . 12. Headings . The heading in this Agreement are provided for convenience of reference only and shall not affect the construction of the text of this Agreement . 13. Non - Waiver . No waiver of any provision of this Agreement shall be deemed to be nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver . No waiver shall be binding unless executed in writing by the party making the waiver . 14. Severability . If any provision of this Agreement shall be held of deemed to be invalid, inoperative or unenforceable, such circumstances shall not affect the validity of any other provision of this Agreement . 15. Survival . The obligation of the parties hereunder which by their nature survive the termination of this Agreement and/or the completion of the Work hereunder, shall survive and inure to the benefit of the parties . Those provisions of this Agreement which provide for the limitation of or protection against liability shall apply to the full extent permitted by law and shall survive termination of this Agreement and/or completion of the Work . 16. Complete Agreement . This Agreement constitutes the entire and final agreement and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties, whether oral, written or implied with respect to the subject matter hereof . The inclusion of this provision has been a material inducement for each of the parties to enter into this Agreement . 17. Publicity . The Consultant shall not make any public disclosures regarding the Client . its subsidiaries, or affiliates or the project for his it is performing the Work without prior approval from the Client . The parties have executed this Agreement effective as of the day and year first written above .

By: _ Frank Davies By: � Russell Brimage Rafex Pty, Ltd. Sakha Enterprises Corp. (SAKH) (the "Client") 4 . ... e "Consultant